EXHIBIT 10.7(d)
                           NON-COMPETITION AGREEMENT

                  This Non-Competition Agreement is entered into by and among Netopia, Inc. ("Netopia"), Serus Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Netopia ("Subsidiary") and Shayne McQuade ("Member") as of December 16, 1998.

                                    RECITALS

                  A. Pursuant to that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of December 16, 1998 by and among Netopia, Subsidiary, and Serus LLC, a Utah limited liability company ("Serus"), Subsidiary will acquire substantially all of the assets, properties, and rights of Serus (the "Acquisition");

                  B. Member owns a substantial interest in Serus (whether through outstanding membership interests or options to purchase membership interests), and as a participant in the LLC has gained substantial knowledge and expertise in connection with Serus' products, organization and customers;

C. Netopia, Subsidiary and Member acknowledge that it would be detrimental to Subsidiary and Netopia if Member were to compete with Subsidiary or Netopia in any part of the Business (as defined below) following the Acquisition;

                  D. It is a condition to the obligation of Netopia to consummate the Acquisition that certain Members of Serus, including Member, enter into this Agreement; and

                  E. As inducement to Netopia to consummate the Acquisition, and in consideration of the amounts paid to Serus under the Asset Purchase Agreement, Member desires to agree with Netopia as further provided herein;

                  NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

                                 Non-Competition

1.1      Non-Competition.

(a) The parties understand and agree that this Agreement is entered into in connection with the Acquisition. The parties further understand and agree that Member is a participating and key Member of Serus and that the Acquisition is contingent upon Member entering into this Agreement. In addition, the parties understand that prior to the Acquisition, Serus was engaged in the Business in each of the fifty states of the United States (together with its territories and possessions and the District of Columbia). The parties further understand that Netopia is currently engaged in business in each of the fifty states of the United States. The United States and the regions set forth above shall hereafter be referred to as the "Geographic Scope of the Business.") Member further acknowledges that Subsidiary and Netopia following the Acquisition will continue conducting such business in all parts of the Geographic Scope of the Business. The parties expressly acknowledge and agree that the non-competition provisions contained in this Agreement are permissible and enforceable pursuant to the provisions of applicable law.

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(b) For purposes of this  Agreement,  the  "Restricted  Period" shall be one (1)
year from the date of this Agreement. During the Restricted Period, Member shall not either as an individual or as an employee, agent, consultant, advisor, independent contractor, general partner, officer or director, shareholder or investor of any person, firm, corporation, partnership or other entity without the prior written consent of the Chief Executive Officer of Netopia:

(i) Enter into or engage in the business of developing, marketing or selling browser based web site editor products;

(ii) Solicit customers or business patronage which results in competition with Subsidiary or Netopia in the business of developing, marketing or selling browser based web site editor products; or

(iii)    Promote  or  assist,   financially  or  otherwise,  any  person,  firm,
         association, corporation, or other entity engaged in developing, marketing or selling browser based web site editor products; or

(iv) Solicit employees of Subsidiary or Netopia engaged in the business of developing, marketing or selling browser based web site editor products to leave the employ of Subsidiary or Netopia.

                  Notwithstanding the foregoing, Member may own, directly or indirectly, solely as an investment, up to one percent (1%) of any class of "publicly traded securities" of any person or entity which owns a competitive Business. For the purposes of this Paragraph 1.1, the term "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System.

                  Further, notwithstanding the foregoing, Member will not be prohibited from competing with Netopia or Subsidiary in the Geographic Scope of the Business, if Netopia or Subsidiary or any of their successors, or any entity deriving title to its good will or shares, ceases to carry on a like Business therein.

1.2      Arbitration; Consent to Personal Jurisdiction.

(a) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled in Oakland, California, by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding on the parties, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. Subsidiary (or Netopia if then employing Member) and Member shall share equally all fees and expenses of the arbitrator; provided, however, that Subsidiary (or Netopia if then employing

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Member) or Member,  as the case may be,  shall bear all fees and expenses of the arbitrator and all of the legal fees and out-of-pocket expenses of the other party if the arbitrator determines that the claim or position of Subsidiary (or Netopia if then employing Member) or Member, as the case may be, was without reasonable foundation. Member hereby consents to personal jurisdiction of the state and federal courts located in the State of California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

(b) MEMBER HAS READ AND UNDERSTANDS THIS SECTION 1.2, WHICH DISCUSSES ARBITRATION. MEMBER UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, MEMBER AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREMEENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE
CONSTITUTES A WAIVER OF MEMBER'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO THIS AGREEMENT.

1.3 Savings Clause. If any restriction set forth in Section 1.1 above is held to be unreasonable or unenforceable, then Member agrees, and hereby submits, to the reduction and limitation of such prohibition to such area or period or business as shall be deemed reasonable.

ARTICLE II

                                  Miscellaneous

2.1 Successors, Assigns. This Agreement shall be binding upon and shall inure to the benefit of Netopia and its successors and assigns. This Agreement shall be binding upon Member and shall inure to his benefit and to the benefit of his heirs, executors, administrators, and legal representatives, but shall not be assignable by Member.

2.2 Entire Agreement. This Agreement constitutes the entire agreement among Netopia, Subsidiary and Member relating to the matters herein provided for. This Agreement supersedes and replaces any prior verbal or written agreements between the parties. This Agreement may be amended or altered only in a writing signed by the Chief Executive Officer of Netopia and Member.

2.3 Applicable Law; Severability. This Agreement shall be construed and interpreted in accordance with the laws of the State of California without regard to conflicts of laws and principles. Each provision of this Agreement is severable from the others, and if any provision hereof shall be to any extent unenforceable it and the other provisions hereof shall continue to be enforceable to the full extent allowable, as if such offending provision had not been a part of this Agreement.

2.4  Proprietary   Information   Agreement.   Member  shall  execute   Netopia's
Proprietary Information and Inventions Agreement prior to becoming an employee of Netopia or Subsidiary.

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                  IN WITNESS  WHEREOF,  the parties have executed this Agreement effective as of the date first written above.

SERUS ACQUISITION CORP.                                NETOPIA, INC.

By: /s/ James A. Clark                                 By: /s/ James A. Clark
Its: Secretary                                         Its: V.P. and CFO


                                                       MEMBER

                                                       Name: